EXHIBIT 10.1

FIFTEENTH AMENDMENT TO REVOLVING CREDIT,
TERM LOAN AND SECURITY AGREEMENT

THIS FIFTEENTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of June 1, 2016, by and among BLONDER TONGUE LABORATORIES, INC., a corporation organized under the laws of the State of Delaware (“BTL”), R. L. DRAKE HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware (“RL Drake” and collectively with BTL, the “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and SANTANDER BANK, N.A. (formerly known as Sovereign Bank, N.A.) (“Santander”), as agent for Lenders (Santander, in such capacity, the “Agent”).

RECITALS

Whereas, the Borrower and the Lenders entered into a Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended by that certain First Amendment to Revolving Credit Term Loan and Security Agreement dated January 14, 2011, that certain Second Amendment to Revolving Credit Term Loan and Security Agreement dated February 1, 2012, that certain letter agreement dated August 10, 2012 (constituting the third amendment to the Revolving Credit, Term Loan and Security Agreement), that certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated March 27, 2013, that certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated November 13, 2013, that certain Sixth Amendment to Revolving Credit, Term Loan and Security Agreement dated March 28, 2014, that certain Seventh Amendment to Revolving Credit, Term Loan and Security Agreement dated January 21, 2015, that certain Eighth Amendment to Revolving Credit, Term Loan and Security Agreement dated May 14, 2015, that certain Ninth Amendment to Revolving Credit, Term Loan and Security Agreement dated August 12, 2015, that certain Tenth Amendment to Revolving Credit, Term Loan and Security Agreement dated October 14, 2015, that certain Eleventh Amendment to Revolving Credit, Term Loan and Security Agreement dated November 14, 2015, that certain Twelfth Amendment to Revolving Credit, Term Loan and Security Agreement dated as of December 16, 2015 and that certain Thirteenth Amendment to Revolving Credit, Term Loan and Security Agreement dated as of February 1, 2016, and that certain Fourteenth Amendment to Revolving Credit, Term Loan and Security Agreement dated as of March 1, 2016, as the same shall be further amended by this Agreement (as may be further amended, restated, replaced and/or modified from time to time, the “Loan Agreement”); and

Whereas, the Borrower and the Lenders have agreed to modify the terms of the Loan Agreement as set forth in this Agreement to, among other things, modify the interest rate accrual under the loans set forth in loan agreement, amend certain financial covenants set forth in the Loan Agreement, extend the availability and termination date of the loans under the Loan Agreement, and remove the option to obtain LIBOR Loans under the Loan Agreement.

Now, therefore, in consideration of the Lender’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. The Borrower acknowledges that the most recent statement of account sent to the Borrower with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(A)	The following definition in Section 1.2 of the Loan Agreement is hereby deleted, and is replaced to read as follows:

“Additional Availability Period” shall mean the period beginning on the date of the Fourteenth Amendment and ending on the close of business on September 1, 2016.

“Termination Date” shall mean September 1, 2016 or such later date as the Lenders may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Lenders to extend the Termination Date.

(B)	The following definitions are hereby added to Section 1.2 of the Loan Agreement to read as follows:

“Fifteenth Amendment” shall mean that certain Fifteenth Amendment to Revolving Credit, Term Loan and Security Agreement dated the Fourteenth Amendment Closing Date by and among the Borrower, the Lenders and the Agent.

“Fifteenth Amendment Closing Date” shall mean as of June 1, 2016.

“Revolving Interest Rate” shall mean an interest rate per annum equal to the sum of the Index plus one and one-half of one percent (1.50%)

“Term Loan Rate” shall mean an interest rate per annum equal to the sum of the Index plus one and three quarters of one percent (1.75%)

(C)  In order to remove the option to obtain LIBOR Loans, Section 2.2(b) is hereby amended by adding the following language after the last sentence:

“Notwithstanding the foregoing, Borrower will not be permitted to request a LIBOR Loan after the Fifteenth Amendment Closing Date.”

(D)                 Section 2.4 of the Loan Agreement is deleted, and is replaced by a new Section 2.4 to read as follows:

2.4.           Term Loan.  Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to the Borrower in the sum equal to such Lender’s Commitment Percentage of $4,350,000.  The Term Loan shall be advanced on the Second Amendment Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement:  thirty six (36) consecutive monthly principal installments, the first thirty five (35) of which shall be in the amount of $18,125.00 commencing on the first Business Day of March, 2012, and continuing on the first Business Day of each month thereafter, until the Seventh Amendment Closing Date, from and after which date Borrower will continue to pay principal installments in the amount of $18,125.00 on the first Business Day of each month through and including the first Business Day of January, 2016, from and after which date Borrower shall make one (1) interest-only installment in the amount of $14,550.76 on the first Business Day of February, 2016, from and after which date the Borrower will continue to pay principal installments in the amount of $18,125.00 commencing on the first Business Day of March, 2016 and continuing on the first Business Day of each month thereafter, through and including the first Business Day of August, 2016, and a final payment of any unpaid balance of principal and interest shall be due on the first Business Day of September, 2016.  Notwithstanding anything to the contrary herein and/or in any Other Document, all outstanding principal and interest hereunder is due and payable on September 1, 2016.  The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.4.  On the Fifteenth Amendment Closing Date, Borrowers will execute and deliver to Agent the Fifth Amended and Restated Term Note, in the form attached to the Fifteenth Amendment as Exhibit A.  Promptly following the execution and delivery by Borrower of the Fifth Amended and Restated Term Note in the amount of $ 3,481,875.001, which is the principal balance due on the Term Loan as of such date, Agent will mark the original Fourth Amended and Restated Term Note dated March 1, 2016 in the original principal amount of $3,549,166.66 “CANCELLED” and will return the same to Borrower.

1.	1 This amount represents the Term Loan principal balance after giving effect to the payment of $18,125.00 on June 1, 2016.

(D)	Sections 6.5(b) and 6.5(c) of the Loan Agreement are deleted, and are replaced by a new Sections 6.5(b) and 6.5(c) to read as follows:

(b)                 Balance Sheet Leverage Ratio.  Cause to be maintained a Balance Sheet Leverage Ratio, tested quarterly (as of the last day of each fiscal quarter) on a consolidated basis, at all times of not more than 1.25 to 1.00, with the Balance Sheet Leverage Ratio then adjusted to not more than (i) 1.85 to 1.00 as of December 31, 2015, (ii) 2.00 to 1.00 as of March 31, 2016, and (iii) 2.00 to 1.00 as of June 30, 2016.

(c)                 Minimum EBITDA.  Cause to be achieved EBITDA, tested quarterly (as of the last day of each fiscal quarter) on a consolidated basis, of not less than (i) negative (-) $300,000 as of March 31, 2015 calculated on a trailing three (3) month basis, (ii) negative (-) $700,000 as of June 30, 2015 calculated on a trailing six (6) month basis, (iii) $1,400,000 as of September 30, 2015 calculated on a trailing nine (9) month basis, (iv) negative (-) $3,897,000 as of December 31, 2015 calculated on a trailing twelve (12) month basis, (v) $50,000 as of March 31, 2016 calculated on a trailing three (3) month basis, and (vi) negative (-) $82,000 as of June 30, 2016 calculated on a trailing six (6) month basis.

3)
SECRETARY’S CERTIFICATES AND RESOLUTIONS.  By not later than June 10, 2016, the Borrower shall provide the Agent with secretary’s certificates and resolutions, in form and substance acceptable to the Agent, which approve the modification contemplated hereby.

4)	ACKNOWLEDGMENTS. The Borrower acknowledges and represents that:

(A) the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B) to the best of its knowledge, no default by the Agent or the Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C) all representations and warranties of the Borrower contained herein and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D) the Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E) this Agreement is a modification of an existing obligation and is not a novation.

5)	PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A) provide the Agent with this Agreement, properly executed;

(B) pay to the Agent an amendment fee in the amount of $5,000; and

(C) pay, promptly upon presentation of an invoice therefor, all other fees and costs incurred by the Lenders in entering into this Agreement, including, but not limited to, all reasonable legal fees incurred by the Agent.

6)
MISCELLANEOUS.  This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to that state’s conflicts of law principles.  This Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof.  No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.  The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the Other Documents.  This Agreement and the Other Documents are intended to be consistent.  However, in the event of any inconsistencies among this Agreement and any of the Other Documents, the terms of this Agreement, then the Loan Agreement shall control.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

7)
DEFINITIONS.  The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement.  The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in New Jersey.

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IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST: By: /s/ Eric Skolnik Name: ERIC SKOLNIK Title: Assistant Secretary WITNESS: By: /s/ Eric Skolnik Name: ERIC SKOLNIK Title: Secretary
BLONDER TONGUE LABORATORIES, INC.

By: /s/ Robert J. Pallé
Name:  ROBERT J. PALLÉ
Title:    Chief Executive Officer

R. L. DRAKE HOLDINGS, LLC

By: /s/ Robert J. Pallé
Name:  ROBERT J. PALLÉ
Title:    President

SANTANDER BANK, N.A.,
(formerly known as Sovereign Bank, N.A.),
as Lender and as Agent

By: /s/ John R. Giangrossi
Name:  JOHN R. GIANGROSSI
Title:  Vice President

EXHIBIT A

FIFTH AMENDED AND RESTATED TERM NOTE
$3,481,875.00	June 1, 2016
Newtown, Pennsylvania

This Fifth Amended and Restated Term Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated August 6, 2008 (as amended, restated, supplemented, extended and/or modified from time to time, the “Loan Agreement”) by and among BLONDER TONGUE LABORATORIES, INC., a corporation organized under the laws of the State of Delaware (“BTL”), R. L. DRAKE HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware (“RL Drake” and collectively with BTL, the “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and SANTANDER BANK, N.A., formerly known as Sovereign Bank, N.A. (“Santander”), as agent for Lenders (in such capacity, “Agent”).

FOR VALUE RECEIVED, Borrower promises to pay in lawful monies of the United States of America to the order of Santander, at the office of the Agent located at 3 Terry Drive, Newtown, Pennsylvania 18940 or at such place as the Agent may from time to time designate in writing, the principal sum of Three Million Four Hundred Eighty One Thousand Eight Hundred Seventy Five AND 00/100 DOLLARS ($3,481,875.00), together with interest thereon, as hereinafter provided, computed from the date hereof, to be paid in three (3) consecutive monthly principal installments, the first two (2) of which shall be in the amount of $18,125.00 plus interest commencing on the first Business Day of July, 2016, and continuing on the first Business Day of each month thereafter, with a third (3rd) and final payment of any unpaid balance of principal and interest payable on the first Business Day of September, 2016, and subject to mandatory prepayment and acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof.  Notwithstanding anything to the contrary herein, in the Loan Agreement and/or in any Other Document, all outstanding principal and interest hereunder is due and payable on the Termination Date.

1.  The unpaid principal amount from time to time outstanding hereunder shall bear interest at the rate of interest per annum equal to the Term Loan Rate as more fully described in the Loan Agreement, such rate of interest computed for actual number of days elapsed on the basis of a year of 360 days, in an amount not to exceed the maximum rate permitted by law.

2.  Interest on this Note is payable in accordance with the Loan Agreement.  All payments, howsoever designated by the undersigned, are to be applied first on account of interest on the unpaid principal balance of this Note, and the remainder of such payments, if any, on account of the unpaid principal balance.

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3.  In the event that any payment shall not be received by the Agent within ten (10) days of the due date, the undersigned shall, to the extent permitted by law, pay the Lenders a late charge of five percent (5%) of the overdue payment not to exceed $2,500.00.  Any such late charge assessed is immediately due and payable.

4.  This Note is a “Term Note” referred to in the Loan Agreement.  This Note entitles the Lenders and the undersigned to all benefits set forth in the Loan Agreement including, but not limited to, all the provisions for the acceleration of the maturity of this Note and all other rights and remedies set forth therein.

5.  This Note is subject to mandatory prepayment pursuant to Section 2.11 of the Loan Agreement, and may be voluntarily prepaid, in whole or in part, in each case, on the terms and conditions set forth in the Loan Agreement.

6.  Upon nonpayment of this Note at its stated or accelerated maturity, in addition to such other and further rights and remedies provided by law or the Loan Agreement, the Lenders may collect interest from the date of such maturity on the principal balance owing hereon at the Default Rate.

7.  As security for the payment of all Obligations, as such term is defined in the Loan Agreement, of the undersigned to the Lenders (including this Note and any renewals, extensions or modifications thereof), the Lenders have been granted a security interest in the Collateral, as such term is defined in the Loan Agreement.

8.  All terms of the Loan Agreement are incorporated herein by reference and in the event of any inconsistency between the terms of the Loan Agreement and the terms hereof, the terms of the Loan Agreement shall prevail.  All capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Loan Agreement.

9.  All parties hereto whether makers, endorsers, guarantors, or otherwise, hereby waive demand, notice of non-payment, protest, notice of protest, presentment and all other notices of any kind whatsoever, and do hereby consent that without notice to and without releasing the liability of any party hereto, the obligations of any party may from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released by the Lenders.

10.  No delay or omission on the part of the Lenders in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note.

11.  If this Note is referred to an attorney (whether or not a salaried employee of the Lenders) for collection, each party liable for the payment hereof as maker, endorser or guarantor agrees that reasonable attorney’s fees plus costs, shall be added to such amount of this Note and shall be payable as part thereof.  Reasonable attorney’s fees may be collectible from any collateral to the extent permitted under the Loan Agreement and the Bankruptcy Act or other law.

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12.  This Note is intended to amend, restate and replace a certain Fourth Amended and Restated Term Note issued by Borrower in favor of the Lenders dated March 1, 2016 in the original principal amount of $3,549,166.66.  The original principal amount of this Note represents the remaining principal balance of the Term Loan as of the date hereof, after giving effect to the payment by Borrower of $18,125.00 of principal on the date hereof.  This Note is not a novation.

13.  The provisions herein contained shall bind the undersigned and its successors and assigns and inure to the benefit of the holder and its successors and assigns.

14.  Lenders may at any time pledge or assign all or any portion of their rights under the Loan Agreement and the Other Documents (including any portion of this Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or assignment or enforcement thereof shall release Lenders from their obligations under the Loan Agreement or any of the Other Documents.

15.  This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the undersigned has duly executed this Note on the date first above written.

ATTEST: /s/ Eric Skolnik Name: ERIC SKOLNIK Title: Assistant Secretary WITNESS: /s/ Eric Skolnik Name: ERIC SKOLNIK Title: Secretary	BLONDER TONGUE ABORATORIES, INC. By: /s/ Robert J. Pallé Name: ROBERT J. PALLÉ Title: Chief Executive Officer R. L. DRAKE HOLDINGS, LLC By: /s/ Robert J. Pallé Name: ROBERT J. PALLÉ Title: President

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